UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 6, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K concerning the Indemnification Agreement (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2013, the Board of Directors (the “Board”) of Diligent Board Member Services, Inc. (the “Company”) adopted a resolution setting the number of directors constituting the Board at seven. Effective as of such date, pursuant to Section (c) of Article Sixth of the Amended and Restated Certificate of Incorporation of the Company, the Board has elected A. Laurence (Larry) Jones to the Board to fill the vacancy created by the expansion of the size of the Board. Mr. Jones will be a Class II director with a term expiring at the Annual Meeting of Stockholders to be held in 2014, at which time he will stand for election by the Company’s stockholders. Mr. Jones will also serve as the Chair of the Compensation Committee and as a member of the Audit and Compliance Committee. He will receive the Company’s standard remuneration for non-employee directors, including compensation for services as Chair of the Compensation Committee and as a member of the Audit and Compliance Committee, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2014.

Mr. Jones, age 60, is currently a professional director and serves as the Chairman of Coalfire Systems, Inc., a provider of IT audit, security and compliance solutions. From January 2007 to June 2011, Mr. Jones served as Chief Executive Officer and a member of the board of directors of StarTek, Inc. (NYSE: SRT), a provider of outsourced call center and customer support services for the communications industry with over 9,000 employees in the United States, Canada and the Philippines. From 2004 to 2006, Mr. Jones was Chief Executive Officer and President of Activant Solutions, a vertical market ERP software company which was sold to a private equity firm in May 2006. Prior to that, Mr. Jones served as Chief Executive Officer of several companies in the software and services industries. Mr. Jones is currently the finance chair of the Board of Advisors for the Deming Center entrepreneurial program at the Leeds School of Business at the University of Colorado and has served in various capacities since 2002. He also serves on the Colorado Board of Directors at the National Association of Corporate Directors. Over the past 10 years, Mr. Jones has served as a director of numerous public and private companies, including Comverge, Work Options Group, Exabyte, Activant Solutions, Realm Solutions, SARCOM, WebClients, DIMAC and Fulcrum Analytics. Mr. Jones holds a B.S. in Computer Science from Worcester Polytechnic Institute and a MBA from Boston University.

Upon election, the Company entered into an indemnification agreement with Mr. Jones (the “Indemnification Agreement”), in the form previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on August 1, 2013. The Indemnification Agreement, subject to limitations contained therein, obligates the Company to indemnify Mr. Jones, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any action, suit, claim, inquiry, arbitration or other proceeding arising out of his services as a director. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise. The foregoing is a summary of the material terms of the Indemnification Agreement.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi Chief Executive Officer